EXHIBIT 99.1

Ur-Energy Releases 2022 Q3 Results

and

Announces the Promotion of Steve Hatten to Chief Operating Officer

Littleton, Colorado (ACCESSWIRE – November 1, 2022) Ur-Energy Inc. (NYSE American:URG) (TSX:URE) (the “Company” or “Ur-Energy”) has filed the Company’s Form 10-Q for the quarter ended September 30, 2022, with the U.S. Securities and Exchange Commission at www.sec.gov/edgar.shtml and with Canadian securities authorities at www.sedar.com.

John Cash, Ur-Energy CEO, said, “We continue to steadily advance construction and drilling at our Lost Creek Mine in preparation for a ramp up as we seek to layer in additional sales contracts. U.S. and international support for nuclear power continues to strengthen as countries recognize the carbon-free attributes of reliable nuclear power and increasingly desire to be energy independent.

“Senators Manchin (D-WV) and Barrasso (R-WY) recently introduced language into the draft National Defense Authorization Act that will provide meaningful long-term support for the development of our nation’s ability to produce Low Enriched Uranium (“LEU”) and High Assay Low Enriched Uranium (“HALEU”) from U.S. produced uranium. The bill will be voted on before the end of this year. We stand ready to supply uranium into off-take contracts with utilities and other purchasers, and to the U.S. government, from our operating Lost Creek Mine. Additionally, we will be able to deliver into sales from our permitted Shirley Basin Mine within 18 months of a ‘go’ decision to construct.”

Mr. Cash continued, saying, “I am also pleased to announce the well-deserved promotion of Steve Hatten from Vice President Operations to Chief Operating Officer. Mr. Hatten has been involved in uranium production for over 30 years, including 15 years leading Ur-Energy’s engineering and production teams. In 2013, Mr. Hatten led the team that completed construction of the Lost Creek Plant in nine months and brought on wellfield production with cash costs as low as $16.27 per pound of U3O8 and industry leading recoveries averaging 90%. Mr. Hatten’s responsibilities continue to expand as he has assumed oversight of the Shirley Basin Project with a focus on satellite plant engineering and wellfield design. Mr. Hatten also leads the Company’s R&D efforts where his experience and ingenuity have resulted in several industry advances involving vessel design, water treatment and well installation. Mr. Hatten’s tireless efforts have positioned Ur-Energy as a leading producer, and I look forward to continuing to work with him to advance the Company.”

Financial Results

As of September 30, 2022, we had cash resources consisting of cash and cash equivalents of $39.9 million.

In addition to our cash position, we have nearly 324,000 pounds finished U3O8 inventory, ready-to-sell, at the conversion facility. We await the outcome of the DOE NNSA Uranium Reserve contract awards and, if we are successful, we understand that the sale is scheduled to follow within 60 days after the contract award.

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Lost Creek Operations

Lost Creek continues to operate at reduced production levels, which allows us to sustain operating cost reductions at Lost Creek, while optimizing processes and continuing wellfield development and construction activities in preparation for ramp up to full production rates.

An advance development program at Lost Creek was implemented in late 2021, with the intent to significantly improve our ability to quickly return to production when ramp-up occurs. Our program to advance the development of the fourth header house in Mine Unit 2 (HH 2‑4) has progressed substantially with all wells installed and surface construction is ongoing. Additionally, we are now installing wells related to the fifth header house (HH 2‑5) and have ordered all necessary equipment to construct the header house. Long-lead items for the sixth header house in MU2 have also been ordered. We completed the planned delineation drill program to assist with further wellfield design within HHs 2-5 through 2-9. Hiring of staff and engagement of contractors has steadily progressed for these planned development activities. Together with our optimization of plant processes, these wellfield programs will significantly advance our readiness and shorten the time frame to production when a formal decision to ramp-up occurs.

During Q3, we completed a new multi-year sales agreement with a leading U.S. nuclear utility to supply uranium produced from projects owned and operated by the Company’s U.S. subsidiaries, including Lost Creek. This initial agreement calls for the annual delivery of a base amount of 200,000 pounds of uranium concentrates over a six-year period beginning in the second half of 2023. Sales prices are anticipated to be profitable on a Company-wide, all-in cost basis and are escalated annually from the initial pricing in 2023.

We believe this agreement reflects the U.S. utilities desire to support domestic uranium production from a proven producer. Pursuant to the Company’s request, the sales agreement is conditioned on our securing additional contractual commitments to support a development decision. We are in ongoing discussions with other purchasers with the objective of layering in sufficient additional offtake agreements to incentivize a full ramp up of production at Lost Creek.

The first two mine units at Lost Creek (MU1 and MU2) have all appropriate permits necessary for a return to operations, including production resulting from the ongoing MU2 advance development program, when ramp up occurs. We have received Wyoming Uranium Recovery Program (“URP”) approval of the amendment to the Lost Creek source material license to include recovery from the LC East Project (HJ and KM horizons) immediately adjacent to the Lost Creek Project and additional HJ horizons at the Lost Creek Project. Currently, we await only approval by the Wyoming Department of Environmental Quality, Land Quality Division (“LQD”) of the amendment to the Lost Creek permit to mine adding HJ and KM horizons at LC East and HJ mine units at Lost Creek. We anticipate the LQD review will be complete in 2022.

Research and Development

We continue to pursue several research and development (“R&D”) projects with the overall objective to introduce new methods of cost-effective technology to our Lost Creek Project, and to Shirley Basin when it is constructed. The development projects are at varying stages of development and include a new material for injection wells and related well installation process, for which a provisional patent has been filed with the U.S. Patent Office. During 2022 Q2, we received WDEQ authorization to proceed with field testing the materials and engineering, and testing continued throughout the summer. Although the technology will not be used for production wells, it will be used for injection wells which generally represent approximately 65% of the wells throughout wellfields designed with traditional “five-spot” recovery patterns. In addition to its relatively low cost and availability of materials in the midst of current supply chain challenges, the proposed method, if proven out, is expected to reduce drill rig time on injection wells by about 70% and reduce environmental impacts. It is anticipated that the cost savings from reduced drill rig time will be partially offset by the need for additional in-house labor.

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Work continues on engineering of an advanced water treatment system. Beyond water recycling gains already achieved with our industry-leading Class V circuit, the new system may allow an additional 90% reduction of disposed water. This project is in advanced-stage analyses expected to be completed in 2022. The value of increasing the water recycling rate is an increased reduction in required wastewater disposal, and thus the need for additional (and costly) deep disposal wells. An added benefit will be the recycling of the majority of bleed and process water which would have historically been disposed of as waste. As contemplated, the system will also provide enhanced water filtration of injection fluids which will allow for removal of existing and future header house filtration systems.

Casper Operations Headquarters

Construction has commenced on our new multipurpose building at our Casper, Wyoming operations headquarters. The new multipurpose building, which is expected to be complete in mid-2023, will allow for centralized construction activities as well as housing our shared services chemistry laboratory. The additional facility will allow us to construct header houses for Lost Creek and, when built and operational, Shirley Basin. Building, wiring and automating header houses in Casper, as well as other construction activities, will provide numerous safety, environmental and financial advantages to our operations.

Continuing 2022 Guidance

Global recognition of nuclear energy’s role in achieving net-zero carbon emissions continues to expand. Japan, several member nations of the European Union, and the United Kingdom have all announced action plans making nuclear energy an integral part of the climate change solution. The Biden Administration also continues to voice support for clean energy and the nuclear industry.

In June 2022, DOE NNSA issued a solicitation for proposal to purchase qualified domestically produced uranium. We submitted a bid proposal and now await the outcome of contract awards by NNSA. Although there can be no assurance that the Company will be a successful bidder, our existing inventory has been classified as current, reflecting our intention to participate in the contract process.

Legislation has been introduced to extend and expand the DOE uranium reserve. The proposal would support annual purchases by DOE of approximately 2.5 million pounds of domestically produced U3O8.

The sustained support for nuclear energy has prompted financial funds and uranium ETFs to purchase uranium inventories thereby supporting the uranium spot price. It is more than a year since the Sprott Physical Uranium Trust (“SPUT”) began its purchases of uranium. SPUT established the means in the equity markets to raise more than $3 billion for such purchases and now holds more than 58 million pounds U3O8. While others have established the vehicles by which to make substantial purchases of uranium, SPUT remains the most prolific purchaser. The rally in uranium spot prices which began in 2021 continues in 2022, with price per-pound during the quarter remaining in the upper $40s and lower $50s. Moreover, nuclear utilities and other purchasers are back in the market, resulting in some strengthening of term pricing.

These changing sentiments and stronger prices enabled us to secure an initial multi-year sales agreement with a leading U.S. nuclear utility. We are in ongoing discussions with other purchasers with the objective of layering in sufficient additional offtake agreements to incentivize a full ramp up of production at Lost Creek.

To heighten our readiness to return to production operations at Lost Creek, we are advancing preparations in the fully permitted MU2 through a drilling and construction program, which is being supplemented by purchases of mid- and long-lead time items for additional development in MU2. We are also steadily progressing our hiring for Lost Creek staff and engagement of contractors for the development work. When the advance work is complete, Lost Creek operations can increase to full production rates in as little as six months following a formal “go” decision to ramp up.

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We continue to diligently work to optimize processes and refine production plans, supported by our experienced Lost Creek operational staff, who stand ready to expand Lost Creek production to an annualized run rate of up to 1.2 million pounds. We are prepared to ramp up and to deliver future Lost Creek production into additional new sales contracts. A production ramp up will include further development work in both of the first two mine units, followed by the ten additional mining areas as defined in the Lost Creek Technical Report Summary (as amended, September 19, 2022). The Lost Creek facility now has the constructed and licensed capacity to process up to 2.2 million pounds of U3O8 per year and sufficient mineral resources to feed the processing plant for many years to come.

Our cash position as of October 27, 2022, is $37.3 million. In addition to our strong cash position, we have nearly 324,000 pounds of finished, U.S. produced U3O8 inventory at the conversion facility, worth approximately $17.1 million at recent spot prices. Our financial position provides us with adequate funds to maintain and enhance operational readiness at Lost Creek, as well as having allowed us to preserve our existing inventory to sell into higher prices.

We will continue to closely monitor the uranium market, the impact and possible expansion of the uranium reserve program, and other developments in the markets or from Congress, which may positively affect the uranium production industry. Until market conditions signal a decision for the return to production operations, we will focus on maintaining safe and compliant operations while continuing to enhance and leverage our operational readiness.

About Ur-Energy

Ur-Energy is a uranium mining company operating the Lost Creek in-situ recovery uranium facility in south-central Wyoming. We have produced, packaged, and shipped approximately 2.6 million pounds U3O8 from Lost Creek since the commencement of operations. Ur-Energy now has all major permits and authorizations to begin construction at Shirley Basin, the Company’s second in situ recovery uranium facility in Wyoming and is in the process of obtaining remaining amendments to Lost Creek authorizations for expansion of Lost Creek. Ur‑Energy is engaged in uranium recovery and processing activities, including the acquisition, exploration, development, and operation of uranium mineral properties in the United States. The primary trading market for Ur‑Energy’s common shares is on the NYSE American under the symbol “URG.” Ur‑Energy’s common shares also trade on the Toronto Stock Exchange under the symbol “URE.” Ur-Energy’s corporate office is located in Littleton, Colorado and its registered office is located in Ottawa, Ontario.

FOR FURTHER INFORMATION, PLEASE CONTACT

John W. Cash, Chairman and CEO

866-981-4588, ext. 303

John.Cash@Ur-Energy.com

Cautionary Note Regarding Forward-Looking Information

This release may contain “forward-looking statements” within the meaning of applicable securities laws regarding events or conditions that may occur in the future (e.g., our ability to control production operations at lower levels at Lost Creek in a safe and compliant manner; ability and timing to receive all remaining permits and authorizations related to LC East; the timing to determine future development and construction priorities, including the progression and completion of our advanced development program at Lost Creek, and the impact the program will have on timing for ramp-up; the ability to readily and cost-effectively ramp-up production operations when a formal go decision is made; the viability of the ongoing R&D efforts described, including the timing and cost to implement and operate one or more of them; the timing, origin and type of additional positive developments in the market that are anticipated; whether the recent events in the uranium markets, including the role of financial funds, uranium ETFs and Sprott Physical Uranium Trust in the market, are fundamental changes and will be sustained; whether global support for nuclear energy will continue and grow as currently appears will be the case; our ability and timing to secure term contracts with utilities, the U.S. government and other purchasers; and the timing and program details for establishment and possible expansion of the new national uranium reserve and whether our bid proposal will be successful) and are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic and competitive risks, uncertainties and contingencies. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as "plans," "expects," "does not expect," "is expected," "is likely," "estimates," "intends," "anticipates," "does not anticipate," or "believes," or variations of the foregoing, or statements that certain actions, events or results "may," "could," "might" or "will be taken," "occur," "be achieved" or "have the potential to." All statements, other than statements of historical fact, are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements. Factors that could cause actual results to differ materially from any forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of ore which is mined varying from estimates; production rates, methods and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; delays in development and other factors described in the public filings made by the Company at www.sedar.com and www.sec.gov. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date hereof and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or in management’s beliefs, expectations or opinions that occur in the future.

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